Exhibit 99.1
Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company II, LLC
$1,851,000,000 Series A Transition Bonds
Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of December 16, 2005, between
CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company II, LLC, as Issuer,
the Servicer does hereby certify as follows:
Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.
Collection Periods: July 31, 2009 through January 28, 2010
Payment Date: February 1, 2010
Today’s Date: January 28, 2010
1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:

i.	Remittances for the July 31, 2009 Collection Period	1,010,552.98
ii.	Remittances for the August 1 through 31, 2009 Collection Period	18,438,136.65
iii.	Remittances for the September 1 through 30, 2009 Collection Period	21,089,902.03
iv.	Remittances for the October 1 through 31, 2009 Collection Period	19,126,487.65
v.	Remittances for the November 1 through 30, 2009 Collection Period	14,730,689.78
vi.	Remittances for the December 1 through 31, 2009 Collection Period	15,864,374.82
vii.	Remittances for the January 1 through 28, 2010 Collection Period	11,468,605.88
viii.	Net Earnings on Collection Account		[through 12/31/09]
	General Subaccount	43,233.51
	Capital Subaccount	280,997.17
	Excess Funds Subaccount	649.33

ix.	General Subaccount Balance (sum of i through viii above)	102,053,629.80

x.	Excess Funds Subaccount Balance as of Prior Payment Date	20,985.41
xi.	Capital Subaccount Balance as of Prior Payment Date (1)	9,255,000.00

xii.	Collection Account Balance (sum of ix through xi above)	111,329,615.21

(1)	Net of unreleased earnings moved into General Subaccount
2. Outstanding Amounts as of Prior Payment Date:

i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	317,117,443.00
iii.	Tranche A-3 Principal Balance	252,000,000.00
iv.	Tranche A-4 Principal Balance	519,000,000.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance of all Series A Transition Bonds	1,550,117,443.00

3. Required Funding/Payments as of Current Payment Date:

		Projected
		Principal	Semiannual
		Balance	Principal Due
	Series A Principal

i.	Tranche A-1	0.00	0.00
ii.	Tranche A-2	253,934,484.00	63,182,959.00
iii.	Tranche A-3	252,000,000.00	0.00
iv.	Tranche A-4	519,000,000.00	0.00
v.	Tranche A-5	462,000,000.00	0.00

vi.	For all Series A Transition Bonds	1,486,934,484.00	63,182,959.00

		Transition	Days in
		Bond	Interest
		Interest Rate	Period (1)	Interest Due

vii.	Required Tranche A-1 Interest	4.840%	180	0.00
viii.	Required Tranche A-2 Interest	4.970%	180	7,880,368.46
ix.	Required Tranche A-3 Interest	5.090%	180	6,413,400.00
x.	Required Tranche A-4 Interest	5.170%	180	13,416,150.00
xi.	Required Tranche A-5 Interest	5.302%	180	12,247,620.00

(1)	On 30/360 Day basis.

			Funding
		Required Level	Required

xii.	Capital Subaccount	9,255,000.00	0.00
4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:

i.	Trustee Fees and Expenses	0.00
ii.	Servicing Fee	462,750.00	(1)
iii.	Administration Fee and Independent Managers Fee	52,500.00	(2)
iv.	Operating Expenses	67,163.90	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

			Per 1,000
			of Original
		Aggregate	Principal Amount
	Series A

	1. Tranche A-1 Interest Payment	0.00	0.00
	2. Tranche A-2 Interest Payment	7,880,368.46	21.41
	3. Tranche A-3 Interest Payment	6,413,400.00	25.45
	4. Tranche A-4 Interest Payment	13,416,150.00	25.85
	5. Tranche A-5 Interest Payment	12,247,620.00	26.51

vi.	Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date

		Per 1,000
		of Original
	Aggregate	Principal Amount
Series A

1. Tranche A-1 Principal Payment	0.00	0.00
2. Tranche A-2 Principal Payment	0.00	0.00
3. Tranche A-3 Principal Payment	0.00	0.00
4. Tranche A-4 Principal Payment	0.00	0.00
5. Tranche A-5 Principal Payment	0.00	0.00

(C) Principal Scheduled to be Paid on Current Payment Date

			Per 1,000
			of Original
		Aggregate	Principal Amount
	Series A

	1. Tranche A-1 Principal Payment	0.00	0.00
	2. Tranche A-2 Principal Payment	63,182,959.00	171.69
	3. Tranche A-3 Principal Payment	0.00	0.00
	4. Tranche A-4 Principal Payment	0.00	0.00
	5. Tranche A-5 Principal Payment	0.00	0.00

vii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
viii.	Operating Expenses not Paid under Clause (iv) above	0.00
ix.	Funding of Capital Subaccount	0.00
x.	Net Earnings in Capital Subaccount Released to Issuer	0.00
xi.	Deposit to Excess Funds Subaccount	0.00
xii.	Released to Issuer upon Series Retirement: Collection Account	0.00

xiii.	Aggregate Remittances as of Current Payment Date	103,722,911.36

(1)	Servicing fee: $1,851,000,000 x .05% x 180/360 = $462,750.00

(2)	Administration fee: $100,000 x 180/360 = $50,000.00; Independent Managers fee: $2,500.00

(3)	Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($9,093.00), independent public accountant ($30,000.00), printer ($425.70), rating agencies ($17,500.00) and L/C issuing bank ($10,145.20)

5. Subaccount Withdrawals as of Current Payment Date
(if applicable, pursuant to Section 8.02(d) of Indenture):

i.	Excess Funds Subaccount (available for 4.i. through 4.ix.)	20,985.41
ii.	Capital Subaccount (available for 4.i. through 4.viii.)	1,648,296.15

iii.	Total Withdrawals	1,669,281.56

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

	Series A
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	253,934,484.00
iii.	Tranche A-3 Principal Balance	252,000,000.00
iv.	Tranche A-4 Principal Balance	519,000,000.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance for all Series A Transition Bonds	1,486,934,484.00

vii.	Excess Funds Subaccount Balance	0.00
viii.	Capital Subaccount Balance	7,606,703.85

ix.	Aggregate Collection Account Balance	7,606,703.85

7. Shortfalls In Interest and Principal Payments as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

i.	Semiannual Interest
	Series A
	1. Tranche A-1 Bond Interest Payment	0.00
	2. Tranche A-2 Bond Interest Payment	0.00
	3. Tranche A-3 Bond Interest Payment	0.00
	4. Tranche A-4 Bond Interest Payment	0.00
	5. Tranche A-5 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series A
	1. Tranche A-1 Principal Payment	0.00
	2. Tranche A-2 Principal Payment	0.00
	3. Tranche A-3 Principal Payment	0.00
	4. Tranche A-4 Principal Payment	0.00
	5. Tranche A-5 Principal Payment	0.00
8. Shortfall in Required Subaccount Level as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

i.	Capital Subaccount	1,648,296.15

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 28th day of January, 2010. CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer
by:	/s/ Linda Geiger
Linda Geiger
Assistant Treasurer